SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT (this “Amendment”) is made as of the 30th day of September,  2018, by and among CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company  (the “Borrower”),  Canterbury Park Holding Corporation, a Minnesota corporation (the “Guarantor”), Canterbury Park Concessions, Inc., a Minnesota corporation (“Canterbury Concessions”), and BREMER BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain General Credit and Security Agreement dated as of November 14, 2016, as amended by that certain Amendment Agreement dated as of September 30, 2017 (collectively, the “Credit Agreement”), which sets forth the terms and conditions of a  revolving line of credit to the Borrower in the amount of Six Million and 00/100 Dollars ($6,000,000.00) (the “Loan”); and

WHEREAS, the obligation of the Borrower to repay the Loan is evidenced by that certain  Revolving Credit Note dated as of November 14, 2016 (the “Existing Note”), executed by the Borrower and payable to the Lender in the original principal amount of $6,000,000.00; and

WHEREAS, the Existing Note is secured by, among other things, that certain Third Party Security Agreement dated as of November 14, 2016 (the “Security Agreement”), executed by Canterbury Concessions, as debtor, in favor of the Lender, as secured party; and

WHEREAS, the Existing Note has been guaranteed by the Guarantor pursuant to that certain Corporate Guaranty dated as of November 14, 2016 (the “Guaranty”), executed by the Guarantor in favor of the Lender; and

WHEREAS, as of the date hereof, there is outstanding under the Existing Note the principal amount of $0.00; and

WHEREAS, the Borrower has requested that the Lender (i) extend the Maturity Date of the Loan from September 30, 2018 to September 30, 2019,  (ii) increase the availability under the Loan from $6,000,000 to $8,000,000, and (iii) to allow for letters of credit in the aggregate amount of up to $2,000,000 to be issued under the Credit Agreement; and

WHEREAS, the Lender has agreed to the foregoing, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Capitalized Terms

.  Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

Amendments to the Credit Agreement

.

A. The definition of “Maturity Date” in Section 2 of the Credit Agreement is hereby amended by deleting the date  “September 30, 2018” and replacing it with the date  “September 30, 2019,” thereby extending the Maturity Date to such later date.

B. Section A of the Credit Agreement is hereby amended by deleting the reference to the original principal amount of “Six Million and 00/100 Dollars ($6,000,000.00)” and replacing it with “Eight Million and 00/100 Dollars ($8,000,000.00)”, thus reflecting the increase of the maximum principal amount available under the Loan.

C. The following definitions are hereby added to Section 2 of the Credit Agreement:

Aggregate Face Amount:  means, at any time, the aggregate amount that may be drawn under each outstanding Letter of Credit, assuming compliance with all conditions for drawing and for the avoidance of doubt shall exclude any drawn amounts at such time, as more particularly described in this Agreement.

L/C Amount:  means, the sum of (a) the Aggregate Face Amount of any outstanding Letter of Credit, plus (b) the amount of each Obligation of Reimbursement related to such letter of credit, that either remains unreimbursed or has not been paid through an Advance, as authorized pursuant to this Agreement.

Standby Letter of Credit Agreement:  shall mean any agreement pursuant to which a Letter of Credit is issued by the Lender for the Borrower’s account.

D. The definition of “Revolving Credit Commitment” located in Section 2 of the Credit Agreement is hereby amended by deleting the reference to “$6,000,000.00” and replacing it with “$8,000,000.00”, thus reflecting the increase of the maximum principal amount available under the Loan.

E. The following section is hereby added to the Credit Agreement as Section 4B:
4B.LETTERS OF CREDIT

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(a)Issuance of Letters of Credit; Amount.  On or after the date hereof and prior to the Maturity Date, the Lender may in its sole discretion, at the request of the Borrower and subject to the terms and conditions of this Agreement, issue one or more irrevocable standby letters of credit (each, a “Letter of Credit”, and collectively, “Letters of Credit”) in up to the aggregate maximum amount of $2,000,000 for the Borrower’s account.  The Lender will not issue any Letter of Credit if the sum of the face amount of the Letters of Credit plus the outstanding and unpaid Advances under the Revolving Credit Loan or otherwise would exceed the Revolving Credit Commitment.  The obligation of the Borrower to reimburse the Lender for any draws under a Letter of Credit shall be secured by this Agreement and guaranteed by the Guarantor.

(b)Letter of Credit Documentation.  Prior to requesting issuance of a Letter of Credit, the Borrower shall first execute and deliver to the Lender a Standby Letter of Credit Agreement, an L/C Application (defined below), and any other documents that the Lender may request, which shall govern the issuance of the Letter of Credit and the Borrower‘s obligation to reimburse the Lender for any related draws under a Letter of Credit (the “Obligation of Reimbursement”).

(c)Expiration.  No Letter of Credit shall be issued that has an expiry date that is later than one (1) year from the date of issuance, or the Maturity Date in effect on the date of issuance, whichever is earlier; provided,  however, the Lender may elect to issue Letters of Credit with an expiry date later than the Maturity Date, but in such event, the Borrower shall comply with Section 4B by funding a Special Account (as defined below) upon demand by the Lender.

(d)Obligation of Reimbursement During Default Periods.  If the Borrower is unable, due to the existence of an Event of Default or for any other reason, to obtain an Advance under the Revolving Credit Loan to pay any Obligation of Reimbursement, the Borrower shall pay the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of presentment of the underlying draft until reimbursement in full of such Obligation of Reimbursement at the then current rate of interest under the Revolving Credit Note, plus 2.0%.  The Lender is authorized, alternatively and in its sole discretion, to make an Advance under the Revolving Credit Note in an amount sufficient to discharge such Obligation of Reimbursement and pay all accrued but unpaid interest and fees with respect to the Obligation of Reimbursement.

(e)Special Account.  If the Revolving Credit Loan is terminated for any reason while a Letter of Credit is outstanding, or if after any required prepayment of the Revolving Credit Note exceeds the Revolving Credit Commitment, then the Borrower shall promptly pay the Lender in immediately available funds for deposit to an account held by the Lender (the “Special Account”), an amount equal, as the case may be, to either (a) the L/C Amount of all outstanding Letters of Credit plus any anticipated fees and costs, or (b) the amount by which the amount outstanding under the Revolving Credit Loan exceeds the Revolving Credit Commitment.  If the Borrower fails to pay these amounts promptly, then the Lender may in its sole discretion make an Advance under the Revolving Credit Note to pay these amounts and deposit the proceeds into the Special Account.  The Special Account shall be an interest bearing account maintained with the Lender or any other financial institution acceptable to the Lender.  The Lender may in its sole discretion apply amounts on deposit in the Special Account to the Obligations.  The Borrower may not withdraw amounts deposited to the Special Account until the Revolving Credit Loan has been terminated and all outstanding Letters of Credit have either been returned to the Lender or have expired and the Revolving Credit Loan has been fully paid.

For the purposes of this Section, “L/C Application” shall mean an application for the issuance of Standby Letters of Credit pursuant to the terms of a Standby Letter of Credit Agreement in form and substance acceptable to the Lender.

F. The following provision is hereby added to the end of Section 20 of the Credit Agreement:

In addition, the Lender may require the Borrower to pay to the Lender upon demand in immediately available funds an amount equal to the Aggregate Face Amount plus any anticipated costs and fees for deposit to a Special Account.

G. The Revolving Credit Note attached as Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Revolving Credit Note attached hereto as Exhibit A.

Amended and Restated Revolving Credit Note

.  Contemporaneously with the execution of this Amendment, the Borrower has executed and delivered to the Lender that certain Amended and Restated Revolving Credit Note of even date herewith in the original principal amount of $8,000,000.00 (the “Amended and Restated Note”), which constitutes an amendment and restatement of the Existing Note in its entirety.

Consent of and Reaffirmation of Guaranty

.  The Guarantor hereby consents to the terms of this Amendment, repeats and reaffirms each and all of its obligations under the Guaranty and agrees that the Guaranty guaranties repayment of, among other things, the Amended and Restated Note and performance of all other obligations of the Borrower to the Lender.

Priority and Validity of the Security Agreement

.  Canterbury Concessions represents and warrants to the Lender that the Security Agreement grants to the Lender a valid and first priority security interest in the collateral described therein, and such security interest secures, among other things, all of the Borrower’s obligations under the Amended and Restated Note, as defined in this Amendment, and will continue in full force and effect until the Amended and Restated Note is satisfied in full.

Legal Representation

.  The Borrower, the Guarantor and Canterbury Concessions (collectively, the “Loan Parties”) hereby represent, warrant and agree that they have fully considered the terms of this Amendment and the documents related hereto and have had the opportunity to discuss this Amendment and the documents related hereto with their legal counsel, and that they are executing the same without any coercion or duress on the part of the Lender.

Authority

.   The Loan Parties hereby represent and warrant to the Lender that they have full power and authority to execute and deliver this Amendment and to incur and perform their obligations hereunder; the execution, delivery and performance by the Loan Parties of this Amendment will not violate any provision of the organizational documents of any of the Loan Parties,  or any law, rule, regulation or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Loan Parties are a party or by which the Loan Parties or their properties may be bound or affected.

Original Terms

.  Except as expressly amended herein, the Credit Agreement, and the documents associated therewith (collectively, the “Loan Documents”), as modified by this Amendment,  shall be and remain in full force and effect in accordance with their original terms.

No Waiver

.  The Loan Parties hereby acknowledge and agree that, by executing and delivering this Amendment, the Lender is not waiving any existing Event of Default, whether known or unknown, or any event, condition or circumstance, whether known or unknown, which with the giving of notice or the passage of time or both would constitute an Event of Default, nor is the Lender waiving any of its rights or remedies under the Loan Documents.

No Setoff

.  The Loan Parties acknowledge and agree with the Lender that no events, conditions or circumstances have arisen or exist as of the date hereof which would give any of the Loan Parties the right to assert a defense, counterclaim and/or setoff any claim by the Lender for payment of amounts owing under the Amended and Restated Note.  Any defense, right of setoff or counterclaim which might otherwise be available to the Loan Parties is hereby fully and finally waived and released in all respects.

Merger

.  All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements, and alleged agreements by or among the Lender and the Loan Parties in connection with the Loan are hereby merged into the Loan Documents, as amended by this Amendment; shall be of no further force or effect; and shall not be enforceable unless expressly set forth in the Loan Documents, as amended by this Amendment.  All commitments, promises, and agreements of the parties hereto are set forth in this Amendment and the Loan Documents and no other commitments, promises, or agreements, oral or written, of any of the parties hereto shall be enforceable against any such party.

Release

.  The Loan Parties hereby release and forever discharge the Lender and its past, present and future officers, directors, attorneys, insurers, servants, representatives, employees, shareholders, subsidiaries, affiliates, participants, partners, predecessors, principals, agents, successors and assigns of and from any and all existing or future claims, demands, obligations, interests, suits, actions or causes of action, at law or in equity, whether arising by contract, statute, common law or otherwise, both direct and indirect, of whatsoever kind or nature, arising out of or by reason of or in connection with the Loan, the Loan Documents, this Amendment, any prior amendments or agreements or the documents related hereto or thereto or any acts, omissions, or conduct occurring on or before the date hereof.

Costs and Expenses

.   The Borrower shall pay all costs and expenses, including attorneys’ fees paid or incurred by the Lender in connection with the preparation of this Amendment and the documents related hereto and the closing and consummation of the transaction contemplated hereby.

Further Assurances

.  The Loan Parties hereby agree to execute and deliver such other further agreements, documents and instruments as is deemed necessary or advisable by the Lender in order to effectuate the purposes of this Amendment and the documents related hereto.

No Default

.  The Loan Parties  hereby represent and warrant to the Lender that no Event of Default, or event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

Counterparts

.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Governing Law

.  This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

Headings

.  The descriptive headings for the several sections of this Amendment are inserted for convenience only and not to define or limit any of the terms or provisions hereof.

Successors and Assigns

.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Amendment as of the day and year first above written.

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[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

BORROWER:

CANTERBURY PARK ENTERTAINMENT LLC

By:/s/ Randall D. Sampson

Name: Randall D. Sampson

Its: President and CEO

GUARANTOR:

CANTERBURY PARK HOLDING CORPORATION, a Minnesota corporation

By:/s/ Randall D. Sampson

Name:  Randall D. Sampson

Its: Chief Executive Officer

CANTERBURY CONCESSIONS:

CANTERBURY PARK CONCESSIONS INC.

By:/s/ Randall D. Sampson

Name: Randall D. Sampson

Its: Chief Executive Officer

LENDER:

BREMER BANK, NATIONAL ASSOCIATION

By:/s/ Laura Helmueller

Name: Laura Helmueller

Its: Senior Vice President

S-1

EXHIBIT A

AMENDED AND RESTATED revolving credit note

$8,000,000.00Eagan, Minnesota
September 30, 2018

FOR VALUE RECEIVED, the undersigned, CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company (the “Borrower”), promises to pay to the order of BREMER BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”), on the Revolving Credit Termination Date, the principal sum of Eight Million and No/100ths Dollars ($8,000,000.00) or, if less, the then aggregate unpaid principal amount of the Advances as may be borrowed by the Borrower under the Credit Agreement (as defined herein) and are outstanding on the Revolving Credit Termination Date.  All Advances and all payments of principal shall be recorded by the Lender in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

The Borrower further promises to pay to the order of the Lender interest on each Advance from time to time outstanding from the date hereof until paid in full at a fluctuating annual rate equal to the greater of: (a) the Prime Rate, or (b) 3.0%; provided,  however, that, notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Event of Default, the rate of interest hereunder shall be 2.0% per annum above the current rate of interest.  Interest shall be due and payable on the first day of each calendar month, commencing on October 1, 2018, and at maturity.  Interest payment after maturity shall be payable on demand.  Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Lender at the Lender’s office at 1995 Rahncliff Court, Eagan, Minnesota 55122, or at such other place as may be designated by the Lender to the Borrower in writing.

This Note is the Amended and Restated Revolving Credit Note referred to in, and evidences indebtedness incurred under that certain General Credit and Security Agreement dated as of November 14, 2016 (herein, as it may be amended, modified or supplemented from time to time, called the “Credit Agreement”; capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Lender, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

All parties hereof, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

This Note constitutes an amendment and restatement of that certain Revolving Credit Note dated November 14, 2016 (the “Existing Note”), executed by the Borrower and payable to the Lender in the original principal amount of $6,000,000.00 and is given in replacement of, but not in payment for, the Existing Note.  This Note is not a novation of any indebtedness of the Borrower to the Lender.

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[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT NOTE]

$8,000,000.00Eagan, Minnesota
September 30, 2018

CANTERBURY PARK ENTERTAINMENT LLC

By: /s/ Randall D. Sampson

Name: Randall D. Sampson

Its: President and CEO